Exhibit 5.2

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

October 29, 2025

Brixmor Property Group Inc.

100 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We are acting as counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (File No. 333-291119) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to the proposed public offering of up to 2,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), all of which may be sold from time to time on a delayed or continuous basis in connection with the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”), as set forth in the prospectus supplement dated October 29, 2025 (the “Prospectus Supplement”) and the accompanying prospectus dated October 28, 2025 that form part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs and conformed copies provided through the EDGAR System of the Commission). We also have assumed that (i) the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Incorporation, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending effectiveness of the Registration Statement will have been issued and remain in effect. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Brixmor Property Group Inc.	- 2 -	October 29, 2025

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the Shares in the manner and pursuant to the terms described in the Registration Statement and the Plan, and (iii) upon receipt by the Company of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K, relating to, among other things, the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the above described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP